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EXHIBIT 99.1

October 24, 2002

Dow Reports Third Quarter Earnings

Third Quarter of 2002 Highlights

  •
  Sales grew 5 percent from a year ago to $7 billion, with a 3 percent increase in volume and a 2 percent increase in price.

  •
  Excluding unusual items in both periods, earnings per share were $0.16, flat with last year, and EBIT rose 12 percent to $433 million.

  •
  The Company experienced slight margin contraction in the quarter, primarily due to increased purchased feedstock and energy costs, which were up more than $120 million from a year ago.

  •
  Dow announces additional steps to improve earnings and cash flow.

	3 Months Ended September 30		9 Months Ended September 30
	2002	2001	2002	2001
	(In millions, except for per share amounts)
Net Sales	$7,041	$6,729	$20,520	$21,459
Earnings (Loss) Before Interest, Income Taxes and Minority Interests ("EBIT")	401	253	1,183	(71)
Earnings (Loss) Per Common Share	$0.14	$0.06	$0.51	$(0.39)
Excluding Unusual Items:
EBIT	$433	$385	$1,264	$1,203
Earnings Per Common Share	$0.16	$0.16	$0.51	$0.53

Review of Third Quarter Results

        The Dow Chemical Company today reported third quarter sales of $7 billion, compared with $6.7 billion a year ago, an increase of 5 percent. Reported net income was $128 million, or $0.14 per share. Excluding unusual items, earnings before interest, income taxes and minority interests ("EBIT") were $433 million, net income was $148 million and earnings per share were $0.16.

        For a description of unusual items that impacted third quarter results in 2002 and 2001, see "Supplemental Information" at the end of this release.

        "Dow's results this quarter fell below our earlier expectations. Although there was margin improvement in some of the basics businesses, it was not as much as anticipated primarily because of higher feedstock and energy costs," said J. Pedro Reinhard, executive vice president and chief financial officer. He also cited slower than expected improvement in September demand as a factor affecting the Company's performance relative to expectations.

        Purchased feedstock and energy costs in the third quarter were up 6 percent, more than $120 million, compared with the third quarter of 2001 and the second quarter of 2002, contrary to expectations in July that these costs would be relatively flat. The increase was more pronounced in Europe than in the United States.

        The 5 percent increase in sales in the quarter, compared with a year ago, was due to a 3 percent increase in volume and a 2 percent increase in price. The Agricultural Sciences segment recorded strong volume gains, due in part to higher sales of acquired products and late season sales in North America. Volume in the remaining segments, excluding Hydrocarbons & Energy, was up about

1 percent compared with last year. Prices were up in the basics segments, with Plastics showing the first year-over-year gain since the third quarter of 2000. Prices in the Performance businesses were flat to slightly down. On a geographic basis, prices increased in the U.S. and Europe, but declined in the rest of the world, primarily due to weaker economic conditions in Latin America. Overall, price increases were more than offset by higher feedstock and energy costs, resulting in overall margin compression.

        EBIT increased 12 percent from a year ago to $433 million, excluding unusual items in both periods. The Agricultural Sciences segment posted improved EBIT, excluding unusuals, due to increased volume and improved productivity. In Performance Plastics and Performance Chemicals, EBIT declined 28 percent, as these businesses were not able to offset the higher feedstock and energy costs.

        The Plastics segment achieved substantial EBIT gains on higher margins, as prices moved up from the historically low levels of early 2002. In the Chemicals segment, EBIT declined by $19 million from the same quarter last year, with strong gains in ethylene oxide/ethylene glycol being more than offset by lower results in key chlor-alkali products and other chemicals.

        According to Reinhard, the outlook for the fourth quarter is challenging because of current geopolitical uncertainty and its impact on the volatility of feedstock and energy costs. "Fourth quarter results will depend on whether improved volumes can offset anticipated margin contraction, primarily in the basics," he said. Dow expects that earnings in the fourth quarter of 2002 will be better than the fourth quarter of last year.

        "The lack of market momentum in September highlighted the challenges Dow faces for the rest of this year and into 2003," said Reinhard. "Therefore, Dow's Corporate Operating Board is announcing significant steps to improve Dow's earnings and cash flow."

        Effective immediately, Dow intends to implement the following steps:

  •
  Decrease 2003 capital spending by 20 percent from 2002 levels;

  •
  Intensify efforts on supply chain optimization, improving cash flow through inventory reduction, reduced logistics costs, and savings in raw material purchases; and

  •
  Cut other costs and expenses through reinforced efforts on cost reduction.

        "Through these measures, Dow expects to improve cash flow by more than $1 billion as we continue to focus on ways to enhance our competitive position and maximize long-term shareholder value," said Reinhard.

        The Company will host a live audio Webcast of its earnings conference call with investors to discuss its business results and outlook at 10 a.m. Eastern time today on www.dow.com. A replay of the Webcast will be available on Dow's Web site until mid-November.

        Dow is a leading science and technology company that provides innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $28 billion, Dow serves customers in more than 170 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its approximately 50,000 employees seek to balance economic, environmental and social responsibilities.

        Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Supplemental Information

        The following tables show the impact of the unusual items recorded in the three-month and nine-month periods ended September 30, 2002 and 2001 on earnings (loss) before interest, income taxes and minority interests ("EBIT"); net income (loss); and earnings (loss) per common share—diluted.

Description of Unusual Items—Third Quarter of 2002 and 2001

        Results in the third quarter of 2002 were unfavorably impacted by additional merger-related integration costs of $6 million, additional merger-related severance of $21 million, and severance related to a workforce reduction program at Dow AgroSciences of $5 million. These costs are shown on the income statement as "Merger-related expenses and restructuring."

        In the third quarter of 2001, earnings were impacted by additional merger-related expenses of $46 million, a charge of $69 million for purchased in-process research and development costs associated with the acquisition of Rohm and Haas' agricultural chemicals business, a $6 million reinsurance Company loss on the World Trade Center ("WTC"), and an $11 million restructuring charge (Dow's share) recorded by Dow Corning.

	EBIT		Net Income		Earnings Per Share
	Three Months Ended		Three Months Ended		Three Months Ended
	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001
	In millions, except per share amounts
Unusual items:
Merger-related expenses and restructuring	$(32)	$(46)	$(20)	$(34)	$(0.02)	$(0.03)
Purchased in-process R&D	—	(69)	—	(43)	—	(0.05)
Reinsurance company loss on WTC	—	(6)	—	(5)	—	(0.01)
Dow Corning restructuring	—	(11)	—	(11)	—	(0.01)

Total unusual items	$(32)	$(132)	$(20)	$(93)	$(0.02)	$(0.10)

As reported	$401	$253	$128	$57	$0.14	$0.06
Excluding unusual items	$433	$385	$148	$150	$0.16	$0.16

Description of Unusual Items—Year-to-Date 2002 and 2001

        Results in the first three quarters of 2002 were unfavorably impacted by: additional merger-related expenses and restructuring of $55 million, a $10 million restructuring charge (Dow's share) recorded by UOP LLC, goodwill impairment losses of $16 million related to investments in nonconsolidated affiliates, and a net after-tax gain of $67 million related to the adoption of two new accounting standards (SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets").

        In the first nine months of 2001, earnings were impacted by: a special charge of $1,454 million for costs related to the Union Carbide merger, a charge of $69 million for purchased in-process research and development costs associated with the acquisition of Rohm and Haas' agricultural chemicals business, a $6 million reinsurance Company loss on the WTC, an $11 million restructuring charge (Dow's share) recorded by Dow Corning, a gain of $266 million on the sale of stock in Schlumberger Ltd, and an after-tax transition adjustment gain of $32 million related to the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

	EBIT		Net Income		Earnings Per Share
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001
	In millions, except per share amounts
Unusual items:
Merger-related expenses and restructuring	$(55)	$(1,454)	$(35)	$(970)	$(0.04)	$(1.07)
Purchased in-process R&D	—	(69)	—	(43)	—	(0.05)
Reinsurance company loss on WTC	—	(6)	—	(5)	—	(0.01)
Dow Corning restructuring	—	(11)	—	(11)	—	(0.01)
UOP restructuring	(10)	—	(7)	—	(0.01)	—
Goodwill impairment losses in non-consolidated affiliates	(16)	—	(16)	—	(0.02)	—
Gain on sale of Schlumberger stock	—	266	—	168	—	0.18
Cumulative effect of changes in accounting principles	—	—	67	32	0.07	0.04

Total unusual items	$(81)	$(1,274)	$9	$(829)	—	$(0.92)

As reported	$1,183	$(71)	$471	$(348)	$0.51	$(0.39)
Excluding unusual items	$1,264	$1,203	$462	$481	$0.51	$0.53

THE DOW CHEMICAL COMPANY—3Q02 EARNINGS
FINANCIAL STATEMENTS (Note A)

The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001
	In millions, except per share amounts (Unaudited)
Net Sales	$7,041	$6,729	$20,520	$21,459

Cost of sales	6,008	5,639	17,319	18,232
Research and development expenses	262	261	784	804
Selling, general and administrative expenses	389	433	1,185	1,341
Amortization of intangibles	16	50	49	118
Purchased in-process research and development charges (Note B)	—	69	—	69
Merger-related expenses and restructuring (Note C)	32	46	55	1,454
Insurance company operations, pretax income (loss)	2	(5)	12	20
Equity in earnings of nonconsolidated affiliates	47	11	42	84
Sundry income—net	18	16	1	384
Interest income	13	21	43	61
Interest expense and amortization of debt discount	194	194	571	555

Income (Loss) before Income Taxes and Minority Interests	220	80	655	(565)

Provision (Credit) for income taxes	67	20	202	(200)
Minority interests' share in income	25	3	49	15

Income (Loss) before Cumulative Effect of Changes in Accounting Principles	128	57	404	(380)

Cumulative effect of changes in accounting principles (Note D)	—	—	67	32

Net Income (Loss) Available for Common Stockholders	$128	$57	$471	$(348)

Share Data
Earnings (Loss) before cumulative effect of changes in accounting principles per common share—basic	$0.14	$0.06	$0.44	$(0.42)
Earnings (Loss) per common share—basic	$0.14	$0.06	$0.52	$(0.39)
Earnings (Loss) before cumulative effect of changes in accounting principles per common share—diluted	$0.14	$0.06	$0.44	$(0.42)
Earnings (Loss) per common share—diluted	$0.14	$0.06	$0.51	$(0.39)
Common stock dividends declared per share of common stock	$0.335	$0.335	$1.005	$0.96
Weighted-average common shares outstanding—basic	911.7	902.8	909.9	900.6
Weighted-average common shares outstanding—diluted	917.9	913.6	917.3	900.6

Depreciation	$417	$402	$1,207	$1,174

Capital Expenditures	$398	$349	$1,086	$998

Notes to the Consolidated Financial Statements:

Note A:
The unaudited interim consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. Certain reclassifications of prior year amounts have been made to conform to current year presentation. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K filed on March 20, 2002, for the year ended December 31, 2001. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.
Note B:
During the third quarter of 2001, a pretax charge of $69 million was recorded for purchased in-process research and development costs associated with the acquisition on June 1, 2001 of Rohm and Haas' agricultural chemicals business.
Note C:
In the first nine months of 2001, pretax costs of $1,454 million were recorded for merger-related expenses and restructuring. These costs included transaction costs, employee severance, the write-down of duplicate assets and facilities, and other merger-related expenses.

In the first nine months of 2002, the Company recorded one-time merger and integration costs of $29 million. Other costs recorded in the third quarter of 2002 included additional merger-related severance of $21 million and severance related to a workforce reduction program at Dow AgroSciences of $5 million.
Note D:
On January 1, 2001, the Company recorded a cumulative transition adjustment gain of $32 million (net of related income tax of $19 million), upon adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

On January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The cumulative effect of adoption was a net gain of $67 million and was primarily due to the write-off of negative goodwill related to BSL, partially offset by the write-off of unrelated goodwill impairments. Total goodwill amortization expense, including equity method goodwill, was $45 million in the third quarter of 2001 and $99 million in the first nine months of 2001.

The Dow Chemical Company and Subsidiaries
Consolidated Balance Sheets

	Sept. 30, 2002	Dec. 31, 2001
	In millions (Unaudited)
Assets
Current Assets
Cash and cash equivalents	$500	$220
Marketable securities and interest-bearing deposits	48	44
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables—2002: $106; 2001: $123)	3,161	2,868
Other	2,050	2,230
Inventories	4,480	4,440
Deferred income tax assets—current	522	506

Total current assets	10,761	10,308

Investments
Investment in nonconsolidated affiliates	1,649	1,581
Other investments	1,632	1,663
Noncurrent receivables	1,010	802

Total investments	4,291	4,046

Property
Property	37,394	35,890
Less accumulated depreciation	23,706	22,311

Net property	13,688	13,579

Other Assets
Goodwill	3,188	3,130
Other intangible assets (net of accumulated amortization—2002: $410; 2001: $346)	602	607
Deferred income tax assets—noncurrent	2,336	2,248

Deferred charges and other assets	1,922	1,597

Total other assets	8,048	7,582

Total Assets	$36,788	$35,515

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$903	$1,209
Long-term debt due within one year	725	408
Accounts payable:
Trade	2,438	2,713
Other	1,388	926
Income taxes payable	182	190
Deferred income tax liabilities—current	206	236
Dividends payable	305	323
Accrued and other current liabilities	2,294	2,120

Total current liabilities	8,441	8,125

Long-Term Debt	10,360	9,266

Other Noncurrent Liabilities
Deferred income tax liabilities—noncurrent	922	760
Pension and other postretirement benefits—noncurrent	2,413	2,475
Other noncurrent obligations	3,514	3,539

Total other noncurrent liabilities	6,849	6,774

Minority Interest in Subsidiaries	366	357

Preferred Securities of Subsidiaries	1,000	1,000

Stockholders' Equity
Common stock	2,453	2,453
Additional paid-in capital	—	—
Unearned ESOP shares	(86)	(90)
Retained earnings	10,654	11,112
Accumulated other comprehensive loss	(1,016)	(1,070)
Treasury stock at cost	(2,233)	(2,412)

Net stockholders' equity	9,772	9,993

Total Liabilities and Stockholders' Equity	$36,788	$35,515

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments and Geographic Areas

	Three Months Ended		Nine Months Ended
	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001
	In millions (Unaudited)
Operating segment sales
Performance Plastics	$1,815	$1,829	$5,369	$5,614
Performance Chemicals	1,316	1,306	3,877	3,856
Agricultural Sciences	551	477	2,082	1,891
Plastics	1,667	1,606	4,783	5,072
Chemicals	917	857	2,463	2,798
Hydrocarbons and Energy	711	578	1,779	2,005
Unallocated and Other	64	76	167	223

Total	$7,041	$6,729	$20,520	$21,459

Operating segment EBIT(1)
Performance Plastics	$140	$214	$532	$571
Performance Chemicals	172	218	535	476
Agricultural Sciences	(25)	(150)	190	69
Plastics	170	83	214	158
Chemicals	38	57	(30)	95
Hydrocarbons and Energy	9	(11)	50	(14)
Unallocated and Other	(103)	(158)	(308)	(1,426)

Total	$401	$253	$1,183	$(71)

Geographic area sales
United States	$2,800	$2,741	$8,339	$9,149
Europe	2,384	2,190	6,898	6,825
Rest of World	1,857	1,798	5,283	5,485

Total	$7,041	$6,729	$20,520	$21,459

(1)
The reconciliation between "Earnings (Loss) before interest, income taxes and minority interests ("EBIT")" and "Income (Loss) before income taxes and minority interests" is shown below:

	Three Months Ended		Nine Months Ended
	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001
Earnings (Loss) before interest, income taxes and minority interests ("EBIT")	$401	$253	$1,183	$(71)
Interest income	13	21	43	61
Interest expense and amortization of debt discount	194	194	571	555

Income (Loss) before income taxes and minority interests	$220	$80	$655	$(565)

The Dow Chemical Company and Subsidiaries
Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended Sept. 30, 2002			Nine Months Ended Sept. 30, 2002
	Volume	Price	Total	Volume	Price	Total
Percentage change from prior year
Operating segments
Performance Plastics	—	(1)%	(1)%	2%	(6)%	(4)%
Performance Chemicals	1%	—	1%	4%	(3)%	1%
Agricultural Sciences	18%	(2)%	16%	12%	(2)%	10%
Plastics	—	4%	4%	8%	(14)%	(6)%
Chemicals	6%	1%	7%	4%	(16)%	(12)%
Hydrocarbons and Energy	14%	9%	23%	5%	(16)%	(11)%

Total	3%	2%	5%	5%	(9)%	(4)%

Geographic areas
United States	—	2%	2%	(1)%	(8)%	(9)%
Europe	2%	7%	9%	9%	(8)%	1%
Rest of World	9%	(6)%	3%	10%	(14)%	(4)%

Total	3%	2%	5%	5%	(9)%	(4)%

End of Dow Chemical 3Q02 Earnings Release

QuickLinks

  EXHIBIT 99.1
The Dow Chemical Company and Subsidiaries Consolidated Statements of Income
The Dow Chemical Company and Subsidiaries Consolidated Balance Sheets
The Dow Chemical Company and Subsidiaries Operating Segments and Geographic Areas